UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

National Home Health Care Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12927	22-2981141
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 White Plains Road, Suite 275, Scarsdale, New York	10583
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 722-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

See Item 8.01.

Item 8.01.     Other Events.

On October 29, 2007, National Home Health Care Corp. (the “Company”) issued a press release announcing the Company’s financial results for the fiscal year ended July 31, 2007.

The Company also reported that on October 25, 2007 it received a letter from the Nasdaq Listing Qualifications Panel (the “Panel”) indicating that, notwithstanding an earlier determination by the Nasdaq staff that the Company’s securities were subject to delisting from the Nasdaq Stock Market because of its failure to hold a timely annual meeting (the “Staff Determination”), the Panel had determined to continue the listing of the Company’s securities on the Nasdaq Stock Market, contingent upon the Company holding its 2006 annual meeting of shareholders on or before October 30, 2007. In satisfaction of this contingency, the Company held its 2006 annual meeting of shareholders on October 30, 2007 at which all nominees for director were re-elected.

The press release is attached as Exhibit 99.1 hereto. The Staff Determination is further described in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 7, 2007. The Company’s proxy statement for its 2006 annual meeting of shareholders was filed with the SEC on October 2, 2007. The foregoing descriptions of the press release, Staff Determination and proxy statement are qualified in their entirety by reference to said Exhibit and filings.

Item 9.01.       Financial Statements and Exhibits.

            (d)       Exhibits.

99.1	Press Release dated October 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                     NATIONAL HOME HEALTH CARE CORP.

Dated: October 31, 2007

                                                                                                                                      /s/ Robert P. Heller

                                           Name: Robert P. Heller
                                           Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number     Description

99.1      Press Release dated October 29, 2007.